As filed with the Securities and Exchange Commission
                       on April 21, 1995

                                              Registration No. 33-_____
_____________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                            __________________

                            JOSLYN CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)

        Illinois                                        36-3560095
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

30 South Wacker Drive
Chicago, Illinois                                       60606
(Address of Principal Executive Offices)              (Zip code)

                             Joslyn Corporation
                      Non-Employee Director Stock Plan
                            (Full Title of Plan)
                             __________________

                             Wayne M. Koprowski
                  Vice President, General Counsel & Secretary
                             Joslyn Corporation
                            30 South Wacker Drive
                           Chicago, Illinois  60606
                               (312) 454-2900
                   (Name and Address of Agent for Service)

                                  Copy to:

                               Thomas A. Cole
                               Sidley & Austin
                          One First National Plaza
                          Chicago, Illinois  60603
                               (312) 853-7000
______________________________________________________________________________

                       CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                    Proposed       Proposed
Title of                            Maximum        Maximum        Amount
Securities        Amount            Offering       Aggregate        of
to be              to be            Price Per      Offering     Registration
Registered       Registered         Share (1)      Price (1)        Fee
_____________________________________________________________________________
Common Shares,
par value        125,000 shares     $24.875        $3,109,375     $1,072.20
$1.25 per share
Common Stock
Purchase Rights   125,000(2)           -(2)             -(2)           -(2)
____________________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee and,pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933,based upon the average of the high and low sale prices of the common shares, par value $1.25 per share, of Joslyn Corporation on The
     NASDAQ National Market on April 19, 1995.

(2) Rights are initially carried and traded with the Common Shares of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Shares.

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
                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Joslyn Corporation (the "Company") are incorporated herein by reference:

    (a) Annual Report on Form 10-K of the Company for the year ended December 31, 1994.

    (b) The description of the Company's common shares, $1.25 par value per share (the "Common Shares"), which is contained in the Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

    (c) The description of the Company's common stock purchase rights (the "Rights"), which is contained in the Registration Statement on Form 8-A filed with the Commission under the Exchange Act (as amended by Amendment No. 1 thereto filed on March 22, 1988 and Amendment No. 2 thereto filed on September 9, 1994), including any subsequent amendment or any report filed for the purpose of updating such description.

    (d) All other reports filed pursuant to Section 13(a) or 15(d) under the Exchange Act since December 31, 1994.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Wayne M. Koprowski, Esq., Vice President, General Counsel and Secretary of the Company, who is giving an opinion with respect to the validity of the Common Shares and Common Stock Purchase Rights being registered under this Registration Statement and certain other legal matters in connection with the registration and offering of such securities, beneficially owns 23,438 Common Shares (which includes options to purchase 16,660 shares) as of March 1, 1995. Mr. Koprowski also has shared voting power with respect to approximately 904 Common Shares held by the Company's Profit Sharing Plan.


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

Item 6.  Indemnification of Directors and Officers.

    Reference is made to Section 8.75 ("Section 8.75") of the Illinois Business Corporation Act (the "Illinois BCA"), which provides for indemnification of directors and officers in certain circumstances.

    The Company's Articles of Incorporation, as amended ("Articles of Incorporation"), provides that no directors of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts under Section 8.65 of the Illinois BCA or (iv) transactions from which the director derives an improper personal benefit.

    The Articles of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the Illinois BCA, as amended from time to time. Under Article Eight of the Articles of Incorporation, the Company may maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against any liability asserted against such person in such capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Eight of the Articles of Incorporation.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.


Item 9.  Undertakings.

     (a)    The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided,




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

however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



















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

                                    SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 21 day of April, 1995.

                                           JOSLYN CORPORATION


                                           __________________________
                                           By:   Lawrence G. Wolski
                                           Acting Chief Executive Officer
                                               and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of April, 1995. Each person whose signature appears below hereby appoints Lawrence G. Wolski or Wayne M. Koprowski, and each of them individually, his or her true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Signature                               Title



/s/ Lawrence G. Wolski                  Acting Chief Executive Officer
_____________________________           and Director
Lawrence G. Wolski                      (principal executive officer)


/s/ Raymond G. Bjorseth                 Controller
_____________________________           (principal accounting officer)
Raymond G. Bjorseth


/s/ William E. Bendix                   Director
_____________________________
William E. Bendix


/s/ John H. Deininger                   Director
_____________________________
John H. Deininger


/s/ Donald B. Hamister                  Director
_____________________________
Donald B. Hamister
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



Signature                               Title




/s/ Raymond E. Micheletti               Director
_____________________________
Raymond E. Micheletti


/s/ Richard C. Osborne                  Director
____________________________
Richard C. Osborne













































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

               INDEX TO EXHIBITS TO REGISTRATION STATEMENT


Exhibit
Number             Description of Documents
_______            ________________________

4(a) Articles of Incorporation of the Company, as amended.

4(b) By-Laws of the Company, as amended and restated on September 16, 1994, filed as Exhibit 3 to the Company's Current Report on Form 8-K dated September 19, 1994 (File No. 0-1252), which is incorporated herein by reference.

4(c)               Rights Agreement, dated as of February 10, 1988
                   (the "Rights Agreement"), between the Company and
                   The First National Bank of Chicago, as rights agent, which is incorporated herein by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987 (File No. 0-1252).

4(d) Amendment to the Rights Agreement, dated as of September 2, 1994, which is incorporated herein by reference to Exhibit 2(a) of Amendment No. 2 to the Company's Registration Statement on Form 8-A (File No. 0-1252) filed under Exchange Act.

4(e) Joslyn Corporation Non-Employee Director Stock Plan, filed as Exhibit A to the Company's Proxy Statement dated March 28, 1995 (File No. 0-1252).

*5                 Opinion of Wayne M. Koprowski, Esq.

*23(a)             Consent of Wayne M. Koprowski, Esq. (included in
                   Exhibit 5 above)

*23(b)             Consent of Arthur Andersen LLP.

*24 Power of Attorney (reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein).


________________
*Filed herewith